Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-44563) of DeVry Inc. of our report dated February 16, 2001 relating to the December 31, 2000 consolidated financial statements of Dominica Management, Inc., which appears in this Form 8-K/A.

PricewaterhouseCoopers LLP

McLean, Virginia July 29, 2003